Exhibit 99.1

press release
May 6, 2026

Radian Announces First Quarter 2026 Financial Results

— Radian completes acquisition of Inigo, becoming a global multi-line specialty insurer —

— First quarter diluted net income from continuing operations per share of $0.93 —

— First quarter adjusted net operating income per share of $1.27 —

— First quarter return on equity from continuing operations of 10.8% —

— Adjusted net operating return on equity of 14.7% —

— Book value per share growth of 10% year-over-year to $35.67 —

— $140 million ordinary dividend paid from Radian Guaranty to holding company during the first quarter —

— Repurchased $50 million of shares and paid $35 million of dividends to stockholders during first quarter —

WAYNE, PA. May 6, 2026 - Radian Group Inc. (NYSE: RDN) today reported net income from continuing operations for the quarter ended March 31, 2026, of $129 million, or $0.93 per diluted share. This compares with net income from continuing operations for the quarter ended March 31, 2025, of $152 million, or $1.03 per diluted share.

Pretax income from continuing operations for the quarter ended March 31, 2026, was $174 million compared to $199 million for the quarter ended March 31, 2025. The results for the first quarter of 2026 include $49 million of acquisition-related expenses, amortization of acquired intangible assets and other purchase accounting adjustments related to the company’s acquisition of Inigo.

Adjusted pretax operating income for the quarter ended March 31, 2026, was $232 million compared to $201 million for the quarter ended March 31, 2025. Adjusted diluted net operating income per share for the quarter ended March 31, 2026, was $1.27 compared to $1.04 for the quarter ended March 31, 2025.

Key Financial Highlights	Quarter ended
($ in millions, except per-share amounts)	March 31, 2026 (1)	December 31, 2025	March 31, 2025

Consolidated
Total revenues	$466	$301	$295
Net premiums earned	$403	$237	$234
Net investment income	$70	$63	$61
Net income	$124	$155	$145
Net income from continuing operations	$129	$159	$152
Diluted net income from continuing operations per share	$0.93	$1.15	$1.03
Pretax income from continuing operations	$174	$201	$199
Adjusted pretax operating income (2)	$232	$204	$201
Adjusted diluted net operating income per share (2)	$1.27	$1.16	$1.04
Return on equity from continuing operations	10.8%	13.5%	13.2%
Adjusted net operating return on equity (2)	14.7%	13.6%	13.4%
Segment information (3)
Combined ratio - Mortgage (4)	30.2%	28.1%	27.8%
Combined ratio - Specialty (4)	85.3%	N/A	N/A
New insurance written - Mortgage	$13,490	$15,850	$9,489
Gross premiums written - Specialty	$162	N/A	N/A

	As of
($ in millions, except per-share amounts)	March 31, 2026	December 31, 2025	March 31, 2025

Consolidated
Book value per share	$35.67	$35.29	$32.48
Accumulated other comprehensive income (loss) value per share	$(1.94)	$(1.64)	$(2.09)
Available holding company liquidity (5)	$391	$1,834	$834
Total investments	$7,040	$5,987	$5,725
Assets held for sale	$280	$474	$1,517
Liabilities held for sale	$219	$364	$1,312
Segment information
PMIERs Available Assets	$5,445	$5,384	$6,022
PMIERs excess Available Assets	$1,596	$1,560	$2,094
Primary mortgage insurance in force	$281,718	$282,519	$274,159
Percentage of primary loans in default	2.51%	2.56%	2.33%

N/A – Not applicable

(1)
Includes Inigo results from the date of acquisition, February 2, 2026.
(2)
Adjusted results, including adjusted pretax operating income, adjusted diluted net operating income per share and adjusted net operating return on equity, are on a continuing operations basis and are non-GAAP financial measures on a consolidated basis. For definitions and reconciliations of these measures to the comparable GAAP measures, see Exhibits F and G.
(3)
See Exhibit E for additional segment information.
(4)
Calculated as the sum of each segment’s reported provision for losses and operating expenses (which consist of amortization of policy acquisition costs and other operating expenses) expressed as a percentage of net premiums earned. See Exhibit E for additional details on the key ratios by segment.
(5)
Represents Radian Group’s available liquidity without considering available capacity under its unsecured revolving credit facility.

Book value per share at March 31, 2026, was $35.67 compared to $35.29 at December 31, 2025, and $32.48 at March 31, 2025. This represents a 10% growth in book value per share at March 31, 2026, as compared to March 31, 2025, and includes accumulated other comprehensive income (loss) of $(1.94) per share as of March 31, 2026, and $(2.09) per share as of March 31, 2025. Changes in accumulated other comprehensive income (loss) are primarily from net unrealized gains or losses on investments as a result of decreases or increases, respectively, in market interest rates.

“This quarter marks a defining milestone for Radian, our first as a global multi-line specialty insurer following the successful acquisition of Inigo. By uniting two world-class insurance businesses, we have created a more diversified and resilient enterprise, as reflected in our exceptional first quarter results,” said Radian Chief Executive Officer Rick Thornberry. “With a strong capital position, 22% year-over-year growth in adjusted diluted net operating income per share and adjusted operating return on equity increasing to 14.7% in the quarter, we are demonstrating the power of our strategy. We are confident in our direction, energized by the opportunities ahead, and committed to delivering long-term value for our stockholders.”

FIRST QUARTER RESULTS OF OPERATIONS

Mortgage

The Mortgage segment reported adjusted pre-tax operating income of $221 million for the quarter. Key drivers of Mortgage segment’s first quarter results include:

▪
Primary Insurance in Force of $282 billion, an increase of 3% year-over-year
▪
New Insurance Written of $13.5 billion, an increase of 42% year-over-year
▪
Annualized persistency for the three months ended March 31, 2026, of 81.3%
▪
Net premiums earned grew to $238 million, with a stable in-force portfolio premium yield of 37.9 basis points
▪
Provision for losses of $24 million, which includes favorable reserve development on prior period defaults of $36 million
▪
Mortgage segment combined ratio of 30.2%, including an expense ratio of 20.0%
▪
See Exhibit E for additional segment information

Specialty

The Specialty segment reported adjusted pre-tax operating income of $40 million for the quarter, reflecting Inigo’s operations for the period post-acquisition, beginning February 2, 2026. Key drivers of Specialty segment’s results for the period since acquisition include:

▪
Total gross premiums written of $162 million
▪
Insurance gross premiums written of $82 million
▪
Reinsurance gross premiums written of $80 million
▪
Net premiums earned of $164 million
▪
Provision for losses of $86 million, which includes favorable reserve development on prior year loss reserves of $13 million
▪
Specialty segment combined ratio of 85.3%
▪
See Exhibit E for additional segment information and Exhibit J for supplemental information related to Inigo’s financial results for the month ended January 31, 2026, prior to the acquisition.

CAPITAL AND LIQUIDITY UPDATE

Radian Group

▪
In January 2026, Radian Group drew $200 million on its unsecured revolving credit facility. The company repaid $50 million of this borrowing during the first quarter and expects to repay this borrowing in full during 2026.
▪
On February 2, 2026, Radian Group completed its strategic acquisition of Inigo Limited (“Inigo”), a Lloyd’s of London (“Lloyd’s”) specialty insurer. Radian funded the acquisition from Radian Group’s available liquidity sources.

▪
During the first quarter of 2026, the company repurchased 1.5 million shares of Radian Group common stock at a total cost of $50 million. In addition, in April the company repurchased 1.9 million shares of Radian Group common stock at a total cost of $65 million.
▪
The Company has fully utilized the authority under its $900 million share repurchase authorization that was scheduled to expire on June 30, 2026. As a result, future repurchases will be made pursuant to the $750 million authorization approved by Radian Group’s board of directors in May 2025, which is scheduled to expire in December 2027. Following the April share repurchases, purchase authority of up to $748 million remained available under this authorization.
▪
Radian Group paid a dividend on its common stock in the amount of $0.255 per share, totaling $35 million, in the first quarter of 2026.
▪
Radian Group’s available liquidity was $391 million as of March 31, 2026. In addition, Radian Group maintained $350 million of undrawn capacity under its unsecured revolving credit facility as of March 31, 2026.

Radian Guaranty

▪
Radian Guaranty paid an ordinary dividend to Radian Group of $140 million in the first quarter of 2026.
▪
Radian Guaranty expects to pay over $600 million in ordinary dividends to Radian Group during 2026, subject to prior approval from the Pennsylvania Insurance Department.
▪
At March 31, 2026, Radian Guaranty’s Available Assets under PMIERs totaled $5.4 billion, resulting in PMIERs excess Available Assets of $1.6 billion.

STRATEGIC UPDATE

Discontinued Operations

▪
As an update to the divestiture plan previously announced in 2025, during the first quarter of 2026 Radian made the decision to wind down its Mortgage Conduit business following an evaluation of divestment opportunities. The Company is currently engaged in ongoing discussions with prospective buyers for its Title and Real Estate Services businesses, and continues to expect to complete its divestiture plans for these businesses by the end of the third quarter of 2026.
▪
During the first quarter of 2026, Radian Group received $46 million in distributions from its businesses held for sale. These distributions reduced the net carrying value of the assets and liabilities held for sale related to these businesses to $61 million as of March 31, 2026, including the impact of estimated costs related to the sales.
▪
Additional details regarding discontinued operations may be found in Exhibit D.

CONFERENCE CALL

Radian will discuss first quarter 2026 financial results in a conference call tomorrow, Thursday, May 7, 2026, at 11:00 a.m. Eastern time. The conference call will be webcast live on the company’s website at www.radian.com/for-investors/investor-events or at www.radian.com. The webcast is listen-only. Those interested in participating in the question-and-answer session should follow the conference call dial-in instructions below.

The call may be accessed via telephone by registering for the call here to receive the dial-in numbers and unique PIN. It is recommended that you join 10 minutes prior to the event start (although you may register and dial in at any time during the call).

A digital replay of the webcast will be available on Radian’s website approximately two hours after the live broadcast ends for a period of one year at www.radian.com/for-investors/investor-events.

In addition to the information provided in the company’s earnings news release, other statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian’s website at www.radian.com, under Investors.

NON-GAAP FINANCIAL MEASURES

Radian believes that adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity, each from continuing operations (non-GAAP measures on a consolidated basis) facilitate evaluation of the company’s fundamental financial performance and provide relevant and meaningful information to investors about the ongoing operating results of the company. These measures are not recognized in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be considered in isolation or viewed as substitutes for GAAP measures of performance. The measures described below have been established in order to increase transparency for the purpose of evaluating the company’s operating trends and enabling more meaningful comparisons with Radian’s competitors.

Adjusted pretax operating income (loss) is defined as GAAP pretax income (loss) from continuing operations excluding the effects of: (i) net gains (losses) on financial instruments and foreign exchange, (ii) amortization of other acquired intangible assets, (iii) other purchase accounting adjustments, net, and (iv) acquisition-related expenses and other non-operating items, such as impairment of internal-use software and other long-lived assets and gains (losses) on extinguishment of debt, among others. Adjusted diluted net operating income (loss) per share is calculated by dividing adjusted pretax operating income (loss), net of taxes computed using the company’s effective tax rate, by the sum of the weighted average number of common shares outstanding and all dilutive potential common shares outstanding. Adjusted net operating return on equity is calculated by dividing annualized adjusted pretax operating income (loss), net of taxes computed using the company’s effective tax rate, by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.

See Exhibit F or Radian’s website for a description of these items, as well as Exhibit G for reconciliations to the most comparable GAAP measures.

ABOUT RADIAN

Radian Group Inc. (NYSE: RDN) is a trusted, global multi-line specialty insurer that helps businesses navigate risk with confidence. Built on financial strength and disciplined risk management, Radian brings clarity to complex risk decisions through its proprietary view of risk and a global perspective. Visit www.radian.com to learn how our collaborative and customer-centric culture transforms risk into a world of opportunity.

Contact:

For Investors

Bob Lally - Phone: 215.231.1570

email: robert.lally@radian.com

For Media

Rashi Iyer - Phone: 215.231.1167

email: rashi.iyer@radian.com

FINANCIAL RESULTS AND SUPPLEMENTAL INFORMATION CONTENTS (Unaudited)

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (1)

Exhibit A

	2026	2025
(In thousands, except per-share amounts)	Qtr 1 (2)	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Revenues
Net premiums earned	$402,528	$237,192	$237,103	$233,526	$234,044
Net investment income	69,698	62,683	63,399	61,672	61,010
Net gains (losses) on financial instruments and foreign exchange	(8,879)	(1,159)	1,285	1,851	(2,001)
Other income	2,990	1,796	1,399	1,502	1,782
Total revenues	466,337	300,512	303,186	298,551	294,835
Expenses
Provision for losses	107,933	21,588	17,886	11,954	15,340
Amortization of deferred policy acquisition costs and value of business acquired (“VOBA”)	62,069	4,280	7,166	7,205	6,388
Other operating expenses	98,169	56,417	62,256	69,178	57,908
Interest expense	20,594	17,189	17,184	17,428	16,489
Amortization of other acquired intangible assets	3,909	—	—	—	—
Total expenses	292,674	99,474	104,492	105,765	96,125
Pretax income from continuing operations	173,663	201,038	198,694	192,786	198,710
Income tax provision	44,197	42,236	45,892	38,301	46,620
Net income from continuing operations	129,466	158,802	152,802	154,485	152,090
Income (loss) from discontinued operations, net of tax	(5,373)	(3,959)	(11,359)	(12,689)	(7,532)
Net income	$124,093	$154,843	$141,443	$141,796	$144,558

Diluted net income per share
Net income from continuing operations	$0.93	$1.15	$1.11	$1.11	$1.03
Income (loss) from discontinued operations, net of tax	(0.04)	(0.03)	(0.08)	(0.09)	(0.05)
Diluted net income per share	$0.89	$1.12	$1.03	$1.02	$0.98

(1)
See Exhibit D for additional details.
(2)
Includes Inigo results from the date of acquisition, February 2, 2026.

Radian Group Inc. and Subsidiaries

Net Income Per Share

Exhibit B

The calculation of basic and diluted net income per share is as follows.

	2026	2025
(In thousands, except per-share amounts)	Qtr 1 (1)	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Net income from continuing operations	$129,466	$158,802	$152,802	$154,485	$152,090
Income (loss) from discontinued operations, net of tax	(5,373)	(3,959)	(11,359)	(12,689)	(7,532)
Net income—basic and diluted	$124,093	$154,843	$141,443	$141,796	$144,558

Average common shares outstanding—basic	137,004	137,032	137,003	137,376	145,618
Dilutive effect of share-based compensation arrangements (2)	1,481	1,218	923	984	2,109
Adjusted average common shares outstanding—diluted	138,485	138,250	137,926	138,360	147,727

Net income per share
Basic
Net income from continuing operations	$0.94	$1.16	$1.12	$1.12	$1.04
Income (loss) from discontinued operations, net of tax	(0.04)	(0.03)	(0.08)	(0.09)	(0.05)
Basic net income per share	$0.90	$1.13	$1.04	$1.03	$0.99

Diluted
Net income from continuing operations	$0.93	$1.15	$1.11	$1.11	$1.03
Income (loss) from discontinued operations, net of tax	(0.04)	(0.03)	(0.08)	(0.09)	(0.05)
Diluted net income per share	$0.89	$1.12	$1.03	$1.02	$0.98

(1)
Includes Inigo results from the date of acquisition, February 2, 2026.
(2)
The following number of shares of our common stock equivalents issued under our share-based compensation arrangements are not included in the calculation of diluted net income per share because their effect would be anti-dilutive.

	2026	2025
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Shares of common stock equivalents	—	—	—	2	24

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Exhibit C

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(In thousands, except per-share amounts)	2026	2025	2025	2025	2025

Assets
Investments	$7,040,322	$5,987,318	$5,852,034	$5,680,489	$5,725,077
Cash	55,445	24,829	15,258	19,013	16,026
Restricted cash	32,534	10	11	28	29
Accrued investment income	51,497	40,285	43,031	43,467	41,973
Premiums and other receivables	665,910	120,197	128,765	125,744	121,052
Reinsurance recoverable	356,521	48,806	44,837	41,653	38,188
Deferred policy acquisition costs and VOBA	188,673	19,018	16,711	17,248	17,855
Goodwill and other acquired intangible assets	420,738	—	—	—	—
Prepaid federal income taxes	1,056,329	1,056,329	1,012,629	997,805	921,080
Other assets	504,347	351,337	369,013	411,198	389,255
Assets held for sale	280,060	474,268	722,514	2,267,056	1,517,393
Total assets	$10,652,376	$8,122,397	$8,204,803	$9,603,701	$8,787,928
Liabilities and stockholders’ equity
Reserve for losses and loss adjustment expense	$1,822,619	$399,946	$387,650	$377,231	$369,090
Unearned premiums	856,058	159,341	166,165	171,901	178,931
Short-term borrowings	494,730	33,320	50,679	88,963	22,400
Long-term borrowings	773,946	1,075,795	1,076,973	1,076,325	1,075,687
Net deferred tax liability	978,540	942,193	910,256	864,421	826,692
Other liabilities	697,989	366,470	410,232	461,335	415,986
Liabilities held for sale	219,233	363,818	550,399	2,070,844	1,312,316
Total liabilities	5,843,115	3,340,883	3,552,354	5,111,020	4,201,102
Common stock	156	157	157	157	162
Treasury stock	(991,427)	(989,745)	(989,352)	(988,764)	(969,396)
Additional paid-in capital	842,235	861,211	855,320	847,399	1,048,738
Retained earnings	5,220,411	5,132,050	5,012,742	4,906,830	4,802,038
Accumulated other comprehensive income (loss)	(262,114)	(222,159)	(226,418)	(272,941)	(294,716)
Total stockholders’ equity	4,809,261	4,781,514	4,652,449	4,492,681	4,586,826
Total liabilities and stockholders’ equity	$10,652,376	$8,122,397	$8,204,803	$9,603,701	$8,787,928
Shares outstanding	134,845	135,498	135,473	135,395	141,220
Book value per share	$35.67	$35.29	$34.34	$33.18	$32.48

Holding company debt-to-capital ratio (1)	20.2%	18.3%	18.7%	19.2%	18.9%

(1)
Calculated as the aggregate carrying value of our senior notes, which were issued and are owed by our holding company, and revolving credit facility, divided by the carrying value of our senior notes, revolving credit facility and stockholders’ equity. This holding company ratio does not include the effects of amounts owed by our subsidiaries related to other borrowings.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 1 of 4)

Net Premiums Earned

	2026	2025
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Mortgage
Direct	$268,902	$268,465	$266,093	$262,044	$261,911
Ceded (1)	(30,725)	(31,273)	(28,990)	(28,518)	(27,867)
Net premiums earned	238,177	237,192	237,103	233,526	234,044
Specialty (2)
Direct	108,987	N/A	N/A	N/A	N/A
Assumed	94,498	N/A	N/A	N/A	N/A
Ceded	(39,134)	N/A	N/A	N/A	N/A
Net premiums earned	164,351	N/A	N/A	N/A	N/A
Total
Direct	377,889	268,465	266,093	262,044	261,911
Assumed	94,498	N/A	N/A	N/A	N/A
Ceded	(69,859)	(31,273)	(28,990)	(28,518)	(27,867)
Total net premiums earned	$402,528	$237,192	$237,103	$233,526	$234,044

(1)
Includes profit commission under our Mortgage segment’s QSR Program.
(2)
Includes Inigo results from the date of acquisition, February 2, 2026.

Net Investment Income

	2026	2025
(In thousands)	Qtr 1 (1)	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Fixed maturities	$60,370	$51,655	$57,614	$57,354	$56,649
Equity securities	1,160	1,798	2,446	2,634	2,145
Short-term investments	9,322	10,362	4,503	2,842	3,508
Other (2)	(1,154)	(1,132)	(1,164)	(1,158)	(1,292)
Net investment income	$69,698	$62,683	$63,399	$61,672	$61,010

(1)
Includes Inigo results from the date of acquisition, February 2, 2026.
(2)
Primarily includes investment management expenses, as well as the net impact from our securities lending activities.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 2 of 4)

Provision for Losses

	2026	2025
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1
Mortgage
Current period (1)	$59,839	$57,047	$52,963	$47,912	$53,740
Prior period (2)	(35,563)	(35,459)	(35,077)	(35,958)	(38,400)
Provision for losses - Mortgage	24,276	21,588	17,886	11,954	15,340

Specialty (3)
Current period (4)	98,846	N/A	N/A	N/A	N/A
Prior period (5)	(12,578)	N/A	N/A	N/A	N/A
Provision for losses - Specialty	86,268	N/A	N/A	N/A	N/A

VOBA - reserves amortization (6)	(2,611)	N/A	N/A	N/A	N/A

Total provision for losses	$107,933	$21,588	$17,886	$11,954	$15,340

(1)
Related to defaulted loans with the most recent default notice dated in the period indicated. For example, if a loan had defaulted in a prior period, but then subsequently cured and later re-defaulted in the current period, the default would be considered a current period default.
(2)
Related to defaulted loans with a default notice dated in a period earlier than the period indicated, which have been continuously in default since that time.
(3)
Includes Inigo results from the date of acquisition, February 2, 2026.
(4)
Related to provision for losses and loss adjustment expenses for insured events occurring during the current accident period, including estimates for both reported claims and incurred but not reported claims.
(5)
Related to changes in estimates of losses and loss adjustment expenses related to prior accident years.
(6)
Represents positive amortization of the VOBA intangible asset attributable to reserves for the period since the date of acquisition, February 2, 2026.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 3 of 4)

Amortization of deferred policy acquisition costs and VOBA

	2026	2025
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1
Amortization of deferred policy acquisition costs
Mortgage	$6,899	$4,280	$7,166	$7,205	$6,388
Specialty (1)	29,065	N/A	N/A	N/A	N/A
Purchase accounting adjustments (1)	(30,001)	N/A	N/A	N/A	N/A
Amortization of deferred policy acquisition costs	5,963	4,280	7,166	7,205	6,388
Amortization of VOBA (1)	56,106	N/A	N/A	N/A	N/A
Amortization of deferred policy acquisition costs and VOBA	$62,069	$4,280	$7,166	$7,205	$6,388
(1)
Includes results from the date of acquisition, February 2, 2026.

Other Operating Expenses

	2026	2025
(In thousands)	Qtr 1 (1)	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Salaries and other base employee expenses	$32,972	$25,086	$24,259	$26,932	$26,139
Variable and share-based incentive compensation	13,051	16,768	16,115	27,335	15,265
Other general operating expenses (2)	60,366	22,589	29,438	21,986	23,227
Ceding commissions	(8,220)	(8,026)	(7,556)	(7,075)	(6,723)
Total	$98,169	$56,417	$62,256	$69,178	$57,908

(1)
Includes Inigo results from the date of acquisition, February 2, 2026.
(2)
Includes $22 million in the first quarter of 2026 and $2 million and $9 million in the fourth and third quarter of 2025, respectively, of acquisition-related expenses.

Interest Expense

	2026	2025
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Senior notes	$15,839	$15,829	$15,819	$15,810	$15,800
Letter of credit fees (1)	2,290	—	—	—	—
Revolving credit facility	1,996	389	258	741	264
FHLB advances	469	458	1,107	877	425
Loss on extinguishment of debt	—	513	—	—	—
Total interest expense	$20,594	$17,189	$17,184	$17,428	$16,489

(1)
Represents interest expense on Inigo’s letter of credit facility and includes Inigo’s results from the date of acquisition, February 2, 2026.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 4 of 4)

Discontinued Operations

	2026	2025
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Revenues
Net premiums earned	$5,037	$5,248	$4,624	$3,995	$2,634
Services revenue	13,656	13,640	12,352	10,882	11,943
Net investment income	5,091	7,089	10,744	11,097	7,564
Net gains (losses) on financial instruments and foreign exchange	1,409	(576)	2,191	(6,703)	1,278
Income (loss) on consolidated VIEs	—	—	(2,129)	185	428
Other income	1,685	(176)	(332)	(3)	(568)
Total revenues	26,878	25,225	27,450	19,453	23,279
Expenses
Provision for losses	209	311	129	143	(173)
Cost of services	10,152	9,735	8,729	8,412	8,673
Other operating expenses	20,155	16,136	23,732	20,225	19,039
Interest expense	3,613	4,802	8,105	8,446	6,010
Total expenses	34,129	30,984	40,695	37,226	33,549
Pretax income (loss) from discontinued operations	(7,251)	(5,759)	(13,245)	(17,773)	(10,270)
Income tax provision (benefit)	(1,878)	(1,800)	(1,886)	(5,084)	(2,738)
Income (loss) from discontinued operations, net of tax	$(5,373)	$(3,959)	$(11,359)	$(12,689)	$(7,532)

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 1 of 3)

Subsequent to the acquisition of Inigo in the first quarter of 2026, our Chief Executive Officer (Radian’s chief operating decision maker) implemented certain changes that caused the composition of our reportable segments and the allocations of certain expenses for segment measurements to change. We have reflected these changes in our segment operating results for all periods presented, as shown below.

Effective with the first quarter of 2026, we have two reportable business segments that are managed separately, Mortgage and Specialty. In addition to these reportable segments, effective with the first quarter of 2026, we report in a Corporate category activities that include: (i) income (losses) from assets held by Radian Group; (ii) interest expense from Radian Group’s borrowings, including the Intercompany Note with Radian Guaranty; and (iii) general corporate operating expenses not attributable or allocated to our reportable segments, related primarily to corporate oversight activities.

The results of our Mortgage Conduit, Title and Real Estate Services businesses are reflected in income (loss) from discontinued operations, net of tax, in our condensed consolidated statements of operations for all periods presented. See Exhibit D for details on our discontinued operations.

Summarized financial information concerning our reportable segments, Mortgage and Specialty, and our Corporate activities for the periods indicated is as follows. For a definition of adjusted pretax operating income, along with a reconciliation to its most comparable GAAP measure, see Exhibits F and G.

	Three Months Ended March 31, 2026
(In thousands)	Mortgage	Specialty (1)	Corporate	Inter- segment (2)	Total

Net premiums written	$233,265	$148,483	$—	$—	$381,748
(Increase) decrease in unearned premiums	4,912	15,868	—	—	20,780
Net premiums earned	238,177	164,351	—	—	402,528
Net investment income (2)	53,327	16,899	9,222	(9,750)	69,698
Other income	1,663	1,327	—	—	2,990
Total	293,167	182,577	9,222	(9,750)	475,216
Provision for losses	24,276	86,268	—	—	110,544
Amortization of deferred policy acquisition costs	6,899	29,065	—	—	35,964
Other operating expenses	40,723	24,885	10,699	—	76,307
Interest expense (2)	470	2,290	27,584	(9,750)	20,594
Total	72,368	142,508	38,283	(9,750)	243,409
Adjusted pretax operating income (loss)	$220,799	$40,069	$(29,061)	$—	$231,807
(1)
Includes Inigo results from the date of acquisition, February 2, 2026
(2)
Net investment income for the Mortgage segment and interest expense for the Corporate category each include $10 million related to interest on an intercompany loan issued by Radian Guaranty to Radian Group in connection with the Inigo acquisition, which is eliminated in consolidation.

	Three Months Ended March 31, 2025
(In thousands)	Mortgage	Specialty	Corporate	Inter- segment	Total

Net premiums written	$230,250	N/A	$—	$—	$230,250
(Increase) decrease in unearned premiums	3,794	N/A	—	—	3,794
Net premiums earned	234,044	N/A	—	—	234,044
Net investment income	48,451	N/A	12,559	—	61,010
Other income	1,782	N/A	—	—	1,782
Total	284,277	N/A	12,559	—	296,836
Provision for losses	15,340	N/A	—	—	15,340
Amortization of deferred policy acquisition costs	6,388	N/A	—	—	6,388
Other operating expenses	43,203	N/A	14,321	—	57,524
Interest expense	425	N/A	16,064	—	16,489
Total	65,356	N/A	30,385	—	95,741
Adjusted pretax operating income (loss)	$218,921	N/A	$(17,826)	$—	$201,095

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 2 of 3)

Mortgage

	2026	2025
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Net premiums written	$233,265	$234,431	$235,733	$231,596	$230,250
(Increase) decrease in unearned premiums	4,912	2,761	1,370	1,930	3,794
Net premiums earned	238,177	237,192	237,103	233,526	234,044
Net investment income (1)	53,327	50,140	51,965	53,289	48,451
Other income	1,663	1,796	1,399	1,502	1,782
Total	293,167	289,128	290,467	288,317	284,277
Provision for losses	24,276	21,588	17,886	11,954	15,340
Amortization of deferred policy acquisition costs	6,899	4,280	7,166	7,205	6,388
Other operating expenses	40,723	40,808	39,159	51,881	43,203
Interest expense	470	458	1,107	877	425
Total	72,368	67,134	65,318	71,917	65,356
Adjusted pretax operating income	$220,799	$221,994	$225,149	$216,400	$218,921
(1)
Net investment income for the first quarter of 2026 includes $10 million related to interest receivable on the intercompany loan issued by Radian Guaranty to Radian Group in connection with the Inigo acquisition. A corresponding amount is reported as interest expense for the Corporate category and eliminated in consolidation.

Corporate

	2026	2025
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Net investment income	$9,222	$12,760	$11,434	$8,383	$12,559
Total	9,222	12,760	11,434	8,383	12,559
Other operating expenses	10,699	14,754	14,414	17,297	14,321
Interest expense (1)	27,584	16,435	16,077	16,551	16,064
Total	38,283	31,189	30,491	33,848	30,385
Adjusted pretax operating income (loss)	$(29,061)	$(18,429)	$(19,057)	$(25,465)	$(17,826)
(1)
Interest expense for the first quarter of 2026 includes $10 million related to interest payable on the intercompany loan issued by Radian Guaranty to Radian Group in connection with the Inigo acquisition. A corresponding amount is reported as net investment income for the Mortgage segment and eliminated in consolidation.

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 3 of 3)

Selected Key Segment Ratios

	2026	2025
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Mortgage
Loss ratio (1)	10.2%	9.1%	7.5%	5.1%	6.6%
Expense ratio (2)	20.0%	19.0%	19.5%	25.3%	21.2%
Combined ratio (3)	30.2%	28.1%	27.0%	30.4%	27.8%

Specialty (4)
Loss ratio (1)	52.5%	N/A	N/A	N/A	N/A
Expense ratio (2)	32.8%	N/A	N/A	N/A	N/A
Combined ratio (3)	85.3%	N/A	N/A	N/A	N/A

(1)
Calculated as each segment’s provision for losses expressed as a percentage of net premiums earned.
(2)
Calculated as each segment’s operating expenses (which consist of amortization of deferred policy acquisition costs and other operating expenses) expressed as a percentage of net premiums earned.
(3)
Calculated as the sum of each segment’s Loss ratio and Expense ratio.
(4)
Includes Inigo results from the date of acquisition, February 2, 2026.

Radian Group Inc. and Subsidiaries

Definition of Non-GAAP Financial Measures

Exhibit F (page 1 of 2)

Use of Non-GAAP Financial Measures

In addition to the traditional GAAP financial measures, we have presented “adjusted pretax operating income (loss),” “adjusted diluted net operating income (loss) per share” and “adjusted net operating return on equity,” which are non-GAAP financial measures for the consolidated company on a continuing operations basis, among our key performance indicators to evaluate our fundamental financial performance. These non-GAAP financial measures align with the way our business performance is evaluated by both management and by our board of directors. These measures have been established in order to increase transparency for the purposes of evaluating our operating trends and enabling more meaningful comparisons with our peers. Although on a consolidated basis adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity are non-GAAP financial measures, we believe these measures aid in understanding the underlying performance of our operations. Our senior management, including our Chief Executive Officer (Radian’s chief operating decision maker), uses adjusted pretax operating income (loss) as our primary measure to evaluate the fundamental financial performance of our businesses and to allocate resources to them.

The results of our Mortgage Conduit, Title and Real Estate Services businesses are included in income (loss) from discontinued operations, net of tax, for all periods presented herein. The calculation of adjusted pretax operating income, as detailed below, excludes income (loss) from discontinued operations, net of tax, for all periods presented herein. As a result, the calculations of adjusted diluted net operating income per share and adjusted net operating return on equity also exclude income (loss) from discontinued operations, net of tax, for all periods presented herein.

Adjusted pretax operating income (loss) is defined as GAAP pretax income (loss) from continuing operations excluding the effects of: (i) net gains (losses) on financial instruments and foreign exchange, (ii) amortization of other acquired intangible assets, (iii) other purchase accounting adjustments, net, and (iv) acquisition-related expenses and other non-operating items, such as impairment of internal-use software and other long-lived assets and gains (losses) on extinguishment of debt, among others. Adjusted diluted net operating income (loss) per share is calculated by dividing adjusted pretax operating income (loss), net of taxes computed using the company’s effective tax rate, by the sum of the weighted average number of common shares outstanding and all dilutive potential common shares outstanding. Adjusted net operating return on equity is calculated by dividing annualized adjusted pretax operating income (loss), net of taxes computed using the company’s effective tax rate, by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.

Although adjusted pretax operating income (loss) excludes certain items that have occurred in the past and are expected to occur in the future, the excluded items represent those that are: (i) not viewed as part of the operating performance of our primary activities or (ii) not expected to result in an economic impact equal to the amount reflected in pretax income (loss) from continuing operations. These adjustments, along with the reasons for their treatment, are described below.

(1)
Net gains (losses) on financial instruments and foreign exchange. The recognition of realized gains or losses on financial instruments and foreign currency exchange gains or losses can vary significantly across periods as such amounts are influenced by discretionary actions, including the timing of individual securities transactions, as well as by market conditions, our tax and capital profile, foreign currency movements, and overall market cycles. Unrealized gains and losses arise primarily from changes in the market value of our investments that are classified as trading or equity securities and from changes in foreign exchange rates affecting monetary assets and liabilities. These valuation adjustments may not necessarily result in realized economic gains or losses.

Trends in the profitability of our fundamental operating activities can be more clearly identified without the fluctuations of these realized and unrealized gains or losses, foreign currency exchange impacts, and changes in fair value of financial instruments.

(2)
Amortization of other acquired intangible assets. Amortization of other acquired intangible assets represents the periodic expense required to amortize the cost of acquired intangible assets over their estimated useful lives. Acquired intangible assets are also periodically reviewed for potential impairment, and impairment adjustments are made whenever appropriate. We do not view these charges as part of the operating performance of our primary activities.

Radian Group Inc. and Subsidiaries

Definition of Non-GAAP Financial Measures

Exhibit F (page 2 of 2)

(3)
Other purchase accounting adjustments, net. Other purchase accounting adjustments include amortization related to VOBA and other impacts resulting from purchase accounting, such as the reversal of amortization related to Inigo’s historical deferred acquisition costs and capitalized software as of the acquisition date. These non-cash amounts arise from acquisition-related accounting requirements and do not necessarily reflect the underlying operating performance of the acquired business.

(4)
Acquisition-related expenses and other non-operating items. Acquisition-related expenses and other non-operating items includes activities that we do not view to be indicative of our fundamental operating activities, such as: (i) acquisition-related income and expenses, (ii) impairment of internal-use software and other long-lived assets; and (iii) gains (losses) on extinguishment of debt.

See Exhibit G for the reconciliations of the most comparable GAAP measures, pretax income (loss) from continuing operations, diluted net income (loss) from continuing operations per share and return on equity from continuing operations to our non-GAAP financial measures for the consolidated company, adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity, respectively.

Total adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity are not measures of overall profitability, and therefore, should not be considered in isolation or viewed as substitutes for GAAP pretax income (loss) from continuing operations, diluted net income (loss) from continuing operations per share or return on equity from continuing operations. Our definitions of adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity may not be comparable to similarly-named measures reported by other companies.

Radian Group Inc. and Subsidiaries

Non-GAAP Financial Measure Reconciliations

Exhibit G (page 1 of 2)

Reconciliation of Pretax Income from Continuing Operations to Adjusted Pretax Operating Income

	2026		2025
(In thousands)	Qtr 1 (1)		Qtr 4	Qtr 3	Qtr 2	Qtr 1

Pretax income from continuing operations	$173,663		$201,038	$198,694	$192,786	$198,710
Less reconciling income (expense) items
Net gains (losses) on financial instruments and foreign exchange	(8,879)		(1,159)	1,285	1,850	(2,001)
Amortization of other acquired intangible assets	(3,909)		—	—	—	—
Other purchase accounting adjustments, net	(23,330)	(2)	—	—	—	—
Acquisition-related expenses and other non-operating items (3)	(22,026)		(1,368)	(8,683)	—	(384)
Total adjusted pretax operating income (4)	$231,807		$203,565	$206,092	$190,936	$201,095

(1)
Includes Inigo results from the date of acquisition, February 2, 2026.
(2)
Primarily includes $53 million of net VOBA asset and liability amortization, offset by $30 million reversal of policy acquisition costs that are reflected in the Specialty segment results but eliminated under purchase accounting on a consolidated basis.
(3)
Acquisition-related expenses and other non-operating items for the first quarter of 2026 relates primarily to acquisition-related expenses for investment banking fees, transfer taxes, legal costs and other transaction expenses, which are included in other operating expenses on the Condensed Consolidated Statement of Operations in Exhibit A.
(4)
Total adjusted pretax operating income consists of adjusted pretax operating income (loss) for our reportable segments and Corporate activities as follows:

	2026	2025
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Adjusted pretax operating income (loss)
Mortgage segment	$220,799	$221,994	$225,149	$216,400	$218,921
Specialty segment (a)	40,069	N/A	N/A	N/A	N/A
Corporate activities	(29,061)	(18,429)	(19,057)	(25,465)	(17,826)
Total adjusted pretax operating income	$231,807	$203,565	$206,092	$190,935	$201,095

(a) Includes results from the date of acquisition, February 2, 2026.

Reconciliation of Diluted Net Income from Continuing Operations Per Share to Adjusted Diluted Net Operating Income Per Share

	2026	2025
	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Diluted net income from continuing operations per share	$0.93	$1.15	$1.11	$1.11	$1.03
Less per-share impact of reconciling income (expense) items
Net gains (losses) on financial instruments and foreign exchange	(0.06)	(0.01)	0.01	0.01	(0.02)
Amortization of other acquired intangible assets	(0.03)	—	—	—	—
Other purchase accounting adjustments, net	(0.17)	—	—	—	—
Acquisition-related expenses and other non-operating items	(0.16)	(0.01)	(0.06)	—	—
Income tax (provision) benefit on reconciling income (expense) items (1)	0.08	0.01	0.01	(0.01)	0.01
Per-share impact of reconciling income (expense) items	(0.34)	(0.01)	(0.04)	—	(0.01)
Adjusted diluted net operating income per share	$1.27	$1.16	$1.15	$1.11	$1.04

(1)
Calculated using the company’s statutory tax rates of 21% for U.S. based adjustments and 25% for U.K. based adjustments.

Radian Group Inc. and Subsidiaries

Non-GAAP Financial Measure Reconciliations

Exhibit G (page 2 of 2)

Reconciliation of Return on Equity from Continuing Operations to Adjusted Net Operating Return on Equity (1)

	2026	2025
	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Return on equity from continuing operations (1)	10.8%	13.5%	13.4%	13.6%	13.2%
Less impact of reconciling income (expense) items (2)
Net gains (losses) on financial instruments and foreign exchange	(0.7)%	(0.1)%	0.1%	0.1%	(0.3)%
Amortization of other acquired intangible assets	(0.3)%	—%	—%	—%	—%
Other purchase accounting adjustments, net	(2.0)%	—%	—%	—%	—%
Acquisition-related expenses and other non-operating items	(1.8)%	(0.1)%	(0.7)%	—%	—%
Income tax (provision) benefit on reconciling income (expense) items (3)	0.9%	0.1%	0.1%	—%	0.1%
Impact of reconciling income (expense) items	(3.9)%	(0.1)%	(0.5)%	0.1%	(0.2)%
Adjusted net operating return on equity	14.7%	13.6%	13.9%	13.5%	13.4%

(1)
Calculated by dividing annualized net income from continuing operations by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.
(2)
Annualized, as a percentage of average stockholders’ equity.
(3)
Calculated using the company’s statutory tax rates of 21% for U.S. based adjustments and 25% for U.K. based adjustments.

See Exhibit F for additional information on our non-GAAP financial measures.

Radian Group Inc. and Subsidiaries

Mortgage Supplemental Information - New Insurance Written

Exhibit H

	2026	2025
($ in millions)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

NIW	$13,490	$15,850	$15,497	$14,330	$9,489
NIW by premium type

Direct monthly and other recurring premiums	97.7%	97.2%	96.4%	96.4%	96.4%

Direct single premiums	2.3%	2.8%	3.6%	3.6%	3.6%

NIW for purchases	78.6%	85.2%	94.8%	94.6%	95.6%
NIW for refinances	21.4%	14.8%	5.2%	5.4%	4.4%
NIW by FICO score (1)
>=740	66.7%	65.5%	63.5%	68.2%	68.1%
680-739	28.4%	29.7%	31.8%	27.0%	27.0%
620-679	4.6%	4.8%	4.7%	4.8%	4.9%
<=619	0.3%	0.0%	0.0%	0.0%	0.0%
Total NIW	100.0%	100.0%	100.0%	100.0%	100.0%
NIW by LTV (1)
95.01% and above	17.2%	17.3%	16.3%	16.7%	15.6%
90.01% to 95.00%	44.1%	44.0%	46.5%	44.0%	41.5%
85.01% to 90.00%	29.9%	29.9%	29.2%	30.1%	32.3%
85.00% and below	8.8%	8.8%	8.0%	9.2%	10.6%
Total NIW	100.0%	100.0%	100.0%	100.0%	100.0%

(1)
At origination.

Radian Group Inc. and Subsidiaries

Mortgage Supplemental Information - Primary Insurance in Force and Risk in Force

Exhibit I

	2026	2025
($ in millions)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Primary IIF	$281,718	$282,519	$280,559	$276,745	$274,159
Primary RIF (1)	$74,651	$74,704	$74,039	$72,820	$71,958
Primary RIF by premium type
Direct monthly and other recurring premiums	91.2%	91.0%	90.7%	90.3%	90.1%
Direct single premiums	8.8%	9.0%	9.3%	9.7%	9.9%
Primary RIF by FICO score (2)
>=740	60.7%	60.7%	60.7%	60.6%	60.3%
680-739	32.4%	32.4%	32.3%	32.2%	32.4%
620-679	6.7%	6.7%	6.8%	6.9%	7.0%
<=619	0.2%	0.2%	0.2%	0.3%	0.3%
Total RIF	100.0%	100.0%	100.0%	100.0%	100.0%
Primary RIF by LTV (2)
95.01% and above	21.0%	20.7%	20.4%	20.2%	20.0%
90.01% to 95.00%	48.9%	48.6%	48.3%	48.0%	47.9%
85.01% to 90.00%	26.0%	26.4%	26.8%	27.1%	27.3%
85.00% and below	4.1%	4.3%	4.5%	4.7%	4.8%
Total RIF	100.0%	100.0%	100.0%	100.0%	100.0%
Persistency Rate (12 months ended)	82.4%	83.6%	83.8%	83.8%	83.7%
Persistency Rate (quarterly, annualized) (3)	81.3%	81.6%	84.2%	83.8%	85.7%

(1)
RIF is presented on a gross basis and includes the amount ceded under reinsurance.
(2)
At origination.
(3)
The Persistency Rate on a quarterly, annualized basis is calculated based on loan-level detail for the quarter shown. It may be impacted by seasonality or other factors, including the level of refinance activity during the applicable periods and may not be indicative of full-year trends.

Radian Group Inc. and Subsidiaries

Supplemental Data - Inigo’s Adjusted Pretax Operating Income for January 2026 (Pre-Acquisition)

Exhibit J

The following table presents Inigo’s unaudited results of operations for the one month period ended January 31, 2026, prior to the acquisition date. The amounts are presented on a basis consistent with how the Company now reports results for its Specialty segment.

One Month Ended January 31, 2026
(In thousands)	Specialty

Net premiums written (1)	$129,405
(Increase) decrease in unearned premiums	(34,213)
Net premiums earned	95,192
Net investment income	8,100
Other income	433
Total	103,725
Provision for losses	55,232
Amortization of deferred policy acquisition costs	20,131
Other operating expenses	13,579
Interest expense	1,203
Total	90,145
Adjusted pretax operating income	$13,580
(1)
Gross written premiums were $254 million for the one month ended January 31, 2026.

FORWARD-LOOKING STATEMENTS

All statements in this press release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “pursue,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “strategy,” “future,” “likely” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition and statements regarding our plans to divest or otherwise exit our Mortgage Conduit, Title and Real Estate Services businesses, are made on the basis of management’s current views and assumptions with respect to future events. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment where new risks emerge from time to time, and it is not possible for us to predict all risks that may affect us. The forward-looking statements are not guarantees of future performance, and the forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include, without limitation:

▪
general economic and market conditions, including: changes resulting from inflationary pressures, the interest rate environment and the risk of recession and higher unemployment rates; other macroeconomic stresses and uncertainties; political and geopolitical events, instability and conflict, including the current hostilities in Iran and the surrounding geographies; supply chain disruptions; civil disturbances; endemics/pandemics; and extreme weather events and other natural disasters that may adversely affect economic conditions and the markets in which we do business;
▪
the health of the U.S. housing market generally and changes in economic conditions that impact the size of the insurable mortgage market and the credit performance of our insured mortgage portfolio, as well as our business prospects;
▪
our ability to successfully implement our business strategy through varying market and economic cycles, including the softening specialty insurance premium rate environment our Specialty segment is currently experiencing in certain insurance and reinsurance lines;
▪
changes in the way customers, investors, ratings agencies, regulators or legislators perceive our performance, financial strength and future prospects;
▪
Radian Guaranty’s ability to remain an approved insurer to the Government-Sponsored Enterprises (Fannie Mae and Freddie Mac) (“GSEs”), including the ability to comply with the PMIERs;
▪
our ability to maintain an adequate level of capital in our subsidiaries, including for our insurance subsidiaries, to satisfy current and future requirements of regulators, the GSEs and Lloyd’s;
▪
changes in the charters or business practices of, or rules or regulations imposed by or applicable to: (i) in the case of our Mortgage segment, the GSEs or loans purchased by the GSEs and (ii) in the case of our Specialty segment, Lloyd’s;
▪
changes in the current housing finance system in the United States, including the roles and areas of primary focus of the Federal Housing Administration (“FHA”), the U.S. Department of Veterans Affairs (“VA”), the GSEs and private mortgage insurers in this system;
▪
our ability to successfully execute and implement our capital plans, including loss limitation and risk distribution strategies through the capital markets, traditional reinsurance markets or other strategies, and to maintain sufficient holding company liquidity to meet our ongoing liquidity needs;
▪
our ability to successfully execute and implement our business plans and strategies, including plans and strategies that may require GSE, Lloyd’s and/or regulatory approvals and licenses that are subject to complex compliance requirements that we may be unable to satisfy, or that may expose us to new risks, including those that could impact our capital and liquidity positions;
▪
risks associated with the Inigo acquisition, including: risks related to diverting the attention of management from ongoing business operations; the possibility that the anticipated benefits and impacts of the acquisition are not realized when expected, or at all; risks related to the volatility and uncertainty of expected future performance and results in our Specialty segment; and risks associated with Radian’s ability to successfully execute on its strategic evolution to become a global multi-line specialty insurer, such as risks associated with entering new markets and lines of business and our ability to manage international operations;
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risks associated with our plans to divest or otherwise exit our Mortgage Conduit, Title and Real Estate Services businesses, including the potential inability to complete any or all of the divestiture transactions, on the anticipated timeline or at all;
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risks related to the quality of third-party mortgage underwriting and mortgage loan servicing, including the timeliness and accuracy of servicer reporting;
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a decrease in the Persistency Rate of our mortgage insurance on Monthly Premium Policies;
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competition, including increased competition, on the basis of pricing, capacity (including, with respect to our Specialty segment, alternative sources of capital from both traditional markets and alternative capital, including catastrophe bonds), coverage terms, or other factors and, specifically with respect to our Mortgage segment, competition from current and potential new mortgage insurers, the FHA and the VA and from other forms of credit enhancement, such as any potential GSE-sponsored alternatives to traditional mortgage insurance;
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government actions and the adoption of (or failure to adopt) new laws, regulations and executive orders, changes in existing laws, regulations and executive orders, or the way they are interpreted or applied, and adoption of laws, regulations or executive orders that conflict among jurisdictions in which we operate;
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legal and regulatory claims, assertions, actions, reviews, audits, inquiries or investigations that could result in adverse judgments, settlements, fines, injunctions, restitutions or other relief that could require significant expenditures, new or increased reserves or have other effects on our business;
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the possibility that we may fail to estimate accurately, especially in the event of an extended economic downturn or a period of extreme market volatility and economic uncertainty, the likelihood, magnitude and timing of losses in establishing loss reserves;
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claims for natural catastrophic events or severe economic events in our Specialty segment that could cause large losses and substantial volatility in our results of operations;
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the possibility that for our Mortgage segment we may fail to accurately calculate or project our Available Assets and Minimum Required Assets under the PMIERs, which could be impacted by, among other things, the size and mix of our IIF, changes to the PMIERs, the level of defaults in our portfolio, the reported status of defaults in our portfolio (including whether they are subject to mortgage forbearance, a repayment plan or a loan modification trial period), the level of cash flow generated by our insurance operations and our risk distribution strategies;
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risks associated with investments to diversify and grow our business, including our acquisition of Inigo, or the pursuit of new lines of business or development of new products and services, and additional financial risks related to these investments, including required changes in our investment, financing and hedging strategies, and risks associated with our use of financial leverage, which could expose us to liquidity risks resulting from changes in the fair values of assets;
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the effectiveness and security of our information technology systems and digital products and services, including the risk that these systems, products or services fail to operate as expected or planned or expose us to cybersecurity or third-party risks, including due to the increase in the number and sophistication of attempted cyber-attacks or cyber-intrusions such as malware, unauthorized access, ransomware and, more recently, the ability of cyber threat actors (including the AI itself acting autonomously) to use AI tools to find and exploit vulnerabilities;
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the amount of dividends, if any, that our insurance subsidiaries may distribute to us, which under applicable regulatory requirements is based primarily on the financial performance of our insurance subsidiaries, and therefore, may be impacted by general economic, competitive and other factors, many of which are beyond our control and, in the case of Radian Guaranty, will require prior approval from the Pennsylvania Insurance Department for a period of at least three years and possibly up to five years in connection with the funding for the Inigo acquisition;
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the ability of our U.S. principal operating subsidiaries to distribute amounts to us under our internal tax- and expense-sharing arrangements, which for our U.S. insurance subsidiaries are subject to regulatory review and could be terminated at the discretion of such regulators;
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volatility in our financial results caused by changes in the fair value of our assets carried at fair value;
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changes in U.S. GAAP or SAP rules and guidance, or their interpretation;
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the amount and timing of potential payments or adjustments associated with tax examinations; and

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our ability to attract, develop and retain key employees.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and to subsequent reports and registration statements filed from time to time with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we issued this press release. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason.

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